Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266264

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

TO THE PROSPECTUS DATED JULY 21, 2022

$

 % Fixed-to-Floating Rate Senior Notes due

We are offering $   aggregate principal amount of   % Fixed-to-Floating Rate Senior Notes due    (the “notes”).

The notes will initially bear interest at the rate of  % per annum, payable semi-annually in arrears on    and    of each year, beginning on    , 2025, and ending on    . Beginning on    ,     the notes will bear interest at a floating rate per annum equal to Compounded SOFR (as defined herein) plus    basis points, payable quarterly in arrears on   ,   ,    and at the maturity date. The notes will mature on   ,   .

We may, at our option, redeem the notes at the applicable times and at the applicable redemption price described herein under “Description of the Notes—Optional Redemption.”

The notes will be our senior, unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations from time to time outstanding. The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes will not be listed on any securities exchange or quoted on any automated quotation system. Currently, there is no established trading market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10.

	Per Note		Total
Price to public (1)		%	$
Underwriting discount		%	$
Proceeds to us (1)		%	$

(1)	Plus accrued interest, if any, from , 2024.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company, for the benefit of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about    , 2024.

Joint Book-Running Managers

Barclays	BofA Securities	Mizuho

July , 2024

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes. The second part, the accompanying prospectus dated July 21, 2022, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede any such information in the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

Neither we nor any of the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. Neither we nor any of the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Certain Defined Terms

Except as the context may otherwise require in this prospectus supplement, references to:

•	“we,” “us,” “our” and the “Company” are to SYNCHRONY FINANCIAL and its subsidiaries;

•	“Synchrony” are to SYNCHRONY FINANCIAL only;

•	the “Bank” are to Synchrony Bank (a wholly-owned subsidiary of Synchrony);

•	the “Board of Directors” or “Board” are to Synchrony’s board of directors;

•	“CECL” are to the impairment model known as the Current Expected Credit Loss model, which is based on expected credit losses; and

•	“VantageScore” are to a credit score developed by the three major credit reporting agencies which is used as a means of evaluating the likelihood that credit users will pay their obligations.

S-ii

For a description of certain other terms we use, including “active account” and “purchase volume,” see the notes to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations for the Three Years Ended December 31, 2023—Other Financial and Statistical Data” in our Annual Report on Form 10-K for the year ended December 31, 2023. There is no standard industry definition for many of these terms, and other companies may define them differently than we do.

We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which, in our business and in this prospectus supplement, we refer to as our “partners.” The terms of the programs all require cooperative efforts between us and our partners of varying natures and degrees to establish and operate the programs. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe our legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship.

Unless otherwise indicated, references to “loan receivables” do not include loan receivables held for sale.

“Synchrony” and its logos and other trademarks referred to in this prospectus supplement, including CareCredit®, Quickscreen®, Dual Card™, Synchrony Car Care™ and SyPI™, belong to us. Solely for convenience, we refer to our trademarks in this prospectus supplement without the ™ and ® symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus supplement are the property of their respective owners.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in “Risk Factors,” our consolidated financial statements and the related notes thereto and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are a premier consumer financial services company delivering one of the industry’s most complete, digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries, including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” For the three and six months ended June 30, 2024, we financed $46.8 billion and $89.2 billion of purchase volume, respectively, and had 71.0 million and 71.4 million average active accounts, respectively, and at June 30, 2024, we had $102.3 billion of loan receivables.

We offer our credit products primarily through our wholly-owned subsidiary, the Bank. In addition, through the Bank, we offer, directly to retail, affinity relationships and commercial customers, a range of deposit products insured by the Federal Deposit Insurance Corporation (“FDIC”), including certificates of deposit, individual retirement accounts (“IRAs”), money market accounts, savings accounts and sweep and affinity deposits. We also take deposits at the Bank through third-party securities brokerage firms that offer our FDIC-insured deposit products to their customers. We have significantly expanded our online direct banking operations in recent years and our deposit base has continued to serve as a source of stable and diversified low cost funding for our credit activities. At June 30, 2024, we had $83.1 billion in deposits, which represented 84% of our total funding sources.

We conduct our operations through a single business segment. Profitability and expenses, including funding costs, credit losses and operating expenses, are managed for the business as a whole. Substantially all of our revenue activities are within the United States. We primarily manage our credit products through five sales platforms (Home & Auto, Digital, Diversified & Value, Health & Wellness and Lifestyle). Those platforms are organized by the types of partners we work with, and are measured on interest and fees on loans, loan receivables, active accounts and other sales metrics.

Our Home & Auto sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through a broad network of partners and merchants providing home and automotive merchandise and services, as well as our Synchrony Car Care network and Synchrony HOME credit card offering. Our Home & Auto sales platform partners include a wide range of key retailers in the home improvement, furniture, bedding, flooring, appliance and electronics industry, such as Ashley HomeStores LTD, Floor & Decor, Lowe’s, and Mattress Firm, as well as automotive merchandise and services, such as Chevron and Discount Tire. In addition, we also have program agreements with manufacturers, buying groups and industry associations, such as Generac, Nationwide Marketing Group and the Home Furnishings Association.

Our Digital sales platform provides comprehensive payments and financing solutions with integrated digital experiences through partners and merchants who primarily engage with their consumers through digital channels. Our Digital sales platform includes key partners delivering digital payment solutions, such as PayPal, including our Venmo program, online marketplaces, such as Amazon and eBay, and digital-first brands and merchants, such as Verizon, the Qurate brands, and Fanatics.

Our Diversified & Value sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through large retail partners who deliver everyday value to consumers shopping for daily needs or important life moments. Our Diversified & Value sales platform is comprised of five large retail partners: Belk, Fleet Farm, JCPenney, Sam’s Club and TJX Companies, Inc.

Our Health & Wellness sales platform provides comprehensive healthcare payments and financing solutions, through a network of providers and health systems, for those seeking health and wellness care for themselves, their families and their pets, and includes our CareCredit brand, as well as partners such as Walgreens.

Lifestyle provides comprehensive payments and financing solutions with integrated in-store and digital experiences through partners and merchants who offer merchandise in power sports, outdoor power equipment, and other industries such as sporting goods, apparel, jewelry and music. Our Lifestyle sales platform partners include a wide range of key retailers in the apparel, specialty retail, outdoor, music and luxury industry, such as American Eagle, Dick’s Sporting Goods, Guitar Center, Kawasaki, Pandora, Polaris, Suzuki and Sweetwater.

Recent Developments

On July 30, 2024, Synchrony Card Issuance Trust, a wholly-owned subsidiary of Synchrony, is expected to issue $750,000,000 aggregate principal amount of SynchronySeries Class A(2024-2) Notes (the “Class A Notes”). The net proceeds of the Class A Notes will be used for general corporate purposes.

Additional Information

Our corporate headquarters and principal executive offices are located at 777 Long Ridge Road, Stamford, Connecticut 06902. Our telephone number at that address is (203) 585-2400. Our internet address is www.synchrony.com. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	SYNCHRONY FINANCIAL

Notes Offered	$ aggregate principal amount of % Fixed-to-Floating Rate Senior Notes due .

Maturity Date	The notes will mature on , .

Fixed Interest Rate	% per annum.

Fixed Rate Period	From, and including, the issue date to, but excluding , .

Fixed Interest Payment Dates	Each and , beginning on , 2025, and ending on , .

Fixed Interest Day Count Convention	Fixed interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Interest Rate	Compounded SOFR, determined as set forth under “Description of the Notes—Interest—Floating Rate Period” plus basis points.

Floating Rate Period	From , and including , , to , but excluding, the maturity date.

Floating Interest Payment Dates	, , and at the maturity date, as further described below under “Description of the Notes—Interest—Floating Rate Period.”

Floating Interest Day Count Convention	Floating interest will be computed on the basis of actual number of days in each interest period (or any other relevant period) and a 360-day year.

Ranking	The notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes. The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including the outstanding senior unsecured notes and deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including creditors and depositors of the Bank) and our securitization entities will be paid from their respective assets before holders of the notes would have any claims to those assets. As of June 30, 2024, we had $5.9 billion of indebtedness that ranked equally with the notes, and our subsidiaries and securitization entities had outstanding $97.7 billion of total liabilities, including $92.1 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

The indenture under which the notes will be issued will not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock. As a holding company, Synchrony depends on the ability of its subsidiaries, particularly the Bank, to transfer funds to Synchrony to meet its obligations, including its obligations to make payments on the notes. See “Risk Factors—Risks Relating to This Offering—Synchrony is a holding company and will rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes” in this prospectus supplement.

Optional Redemption	The notes will be redeemable at our option, in whole or in part, at any time and from time to time, on or after , 2025 (180 days from , 2024) (or, if additional notes are issued thereafter, beginning 180 days after the issue date of such additional notes), and prior to , (the date that is one year prior to the maturity date), at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted to the redemption date (assuming that the notes to be redeemed matured on   ,   (the date that is one year prior to the maturity date)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus   basis points less (b) interest accrued on the notes to be redeemed to the date of redemption; and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In addition, we may, at our option, redeem the notes (i) in whole but not in part on , (the date that is one year prior to the maturity date) or (ii) in whole or in part, at any time and from time to time, on or after , (the date that is 30 days prior to the maturity date), in each case at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The notes will not be subject to repayment at the option of the holder at any time prior to maturity. See “Description of the Notes—Optional Redemption.”

Sinking Fund	None.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes	The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. and Euroclear Bank, SA/NV, as operator of the Euroclear System, will hold interests on behalf of their participants through their respective United States depositaries, which in turn will hold such interests in accounts as participants of DTC.

Use of Proceeds	We estimate that the net proceeds to us from the sale of the notes in this offering will be $ , after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds from this offering (or equivalent cash amounts) for general corporate purposes, which may include contributing or lending all or a portion of the proceeds to Synchrony Bank. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon.

Governing Law	The notes will be, and the indenture under which they will be issued is, governed by and construed in accordance with the laws of the State of New York.

No Prior Market	The notes are a new issue of securities and there is currently no established trading market for the notes. The notes will not be listed on any securities exchange. An active or liquid trading market may not develop for the notes. See “Underwriting.”

Risk Factors	See the sections entitled “Risk Factors” beginning on page S-10 and under the captions “Risks—Risk Factors Relating to Our Business” and “Regulation—Risk Factors Relating to Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our Quarterly Report on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, for a discussion of some of the factors you should consider before investing in the notes.

Summary Historical Financial Information

The following tables set forth selected historical consolidated financial information. The selected historical information at June 30, 2024 and for the six months ended June 30, 2024 and 2023 is unaudited and has been derived from our unaudited historical condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (“Quarterly Report on Form 10-Q”). The selected historical consolidated financial information at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022, and 2021 has been derived from our historical consolidated financial statements, which have been audited by KPMG LLP and are included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement. The selected historical consolidated financial information at December 31, 2021, 2020 and 2019 and for the years ended December 31, 2020 and 2019 has been derived from our audited historical consolidated financial information not included or incorporated by reference in this prospectus supplement.

The results for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period. You should read this information in conjunction with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Condensed Consolidated Statements of Earnings Information

	Six Months Ended June 30,		Years Ended December 31,
($ in millions, except per share data)	2024	2023	2023	2022	2021	2020	2019
Interest income	$11,150	$9,807	$20,710	$17,146	$15,271	$16,067	$19,090
Interest expense	2,340	1,636	3,711	1,521	1,032	1,665	2,291

Net interest income	8,810	8,171	16,999	15,625	14,239	14,402	16,799
Retailer share arrangements	(1,574)	(1,804)	(3,661)	(4,331)	(4,528)	(3,645)	(3,858)
Provision for credit losses	3,575	2,673	5,965	3,375	726	5,310	4,180

Net interest income, after retailer share arrangements and provision for credit losses	3,661	3,694	7,373	7,919	8,985	5,447	8,761
Other income	1,274	126	289	380	481	405	371
Other expense	2,383	2,288	4,758	4,337	3,963	4,055	4,245

Earnings before provision for income taxes	2,552	1,532	2,904	3,962	5,503	1,797	4,887
Provision for income taxes	616	362	666	946	1,282	412	1,140

Net earnings	$1,936	$1,170	$2,238	$3,016	$4,221	$1,385	$3,747

Net earnings available to common stockholders	$1,906	$1,149	$2,196	$2,974	$4,179	$1,343	$3,747

Weighted average shares outstanding (in millions)
Basic	402.0	418.9	421.2	480.4	564.6	589.0	670.2
Diluted	405.4	421.1	423.5	483.4	569.3	590.8	673.5
Earnings per share
Basic	$4.74	$2.74	$5.21	$6.19	$7.40	$2.28	$5.59
Diluted	$4.70	$2.73	$5.19	$6.15	$7.34	$2.27	$5.56

Condensed Consolidated Statements of Financial Position Information

	At June 30, 2024	At December 31,
($ in millions)		2023	2022	2021	2020	2019
Assets:
Cash and equivalents	$18,632	$14,259	$10,294	$8,337	$11,524	$12,147
Debt securities	2,693	3,799	4,879	5,283	7,469	5,911
Loan receivables	102,284	102,988	92,470	80,740	81,867	87,215
Allowance for credit losses	(10,982)	(10,571)	(9,527)	(8,688)	(10,265)	(5,602)
Loan receivables held for sale	—	—	—	4,361	5	725
Goodwill	1,274	1,018	1,105	1,105	1,078	1,078
Intangible assets, net (1)	776	815	742	673	569	593
Other assets (1)	5,812	4,915	4,601	3,937	3,701	2,759
Assets held for sale	—	256	—	—	—	—

Total assets	$120,489	$117,479	$104,564	$95,748	$95,948	$104,826

Liabilities and Equity:
Total deposits	$83,100	$81,153	$71,735	$62,270	$62,782	$65,154
Total borrowings	15,637	15,982	14,191	14,507	15,775	19,866
Accrued expenses and other liabilities	6,212	6,334	5,765	5,316	4,690	4,718
Liabilities held for sale	—	107	—	—	—	—

Total liabilities	104,949	103,576	91,691	82,093	83,247	89,738
Total equity	15,540	13,903	12,873	13,655	12,701	15,088

Total liabilities and equity	$120,489	$117,479	$104,564	$95,748	$95,948	$104,826

(1)

At December 31, 2023, contract costs related to our retailer partner agreements of $498 million, net of accumulated amortization, previously classified as Intangible assets are now presented as a component of Other assets on our Consolidated Statements of Financial Position. Reclassifications of prior period amounts have been made to conform with the current period presentation. Prior period amounts, net of accumulated amortization, subject to reclassification were $545 million, $495 million, $556 million and $672 million at December 31, 2022, 2021, 2020 and 2019, respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations for the Three Years Ended December 31, 2023—Business Trends and Conditions” in our Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as:

•	the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated;

•	retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners;

•	cyber-attacks or other security incidents or breaches;

•	disruptions in the operations of our and our outsourced partners’ computer systems and data centers;

•	the financial performance of our partners;

•

the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, including the timing for resolution and outcome of the litigation challenging the final rule, as well as changes to consumer behaviors in response to the final rule, if implemented, and the product, policy and pricing changes that have been or will be implemented to mitigate the impacts of the final rule;

•	the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance;

•	higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings;

•	our ability to grow our deposits in the future;

•	damage to our reputation;

•

our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables;

•	changes in market interest rates and the impact of any margin compression;

•	effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk;

•	our ability to offset increases in our costs in retailer share arrangements;

•	competition in the consumer finance industry;

•	our concentration in the U.S. consumer credit market;

•	our ability to successfully develop and commercialize new or enhanced products and services;

•	our ability to realize the value of acquisitions, dispositions and strategic investments;

•	reductions in interchange fees;

•	fraudulent activity;

•	failure of third-parties to provide various services that are important to our operations;

•	international risks and compliance and regulatory risks and costs associated with international operations;

•	alleged infringement of intellectual property rights of others and our ability to protect our intellectual property;

•	litigation and regulatory actions;

•	our ability to attract, retain and motivate key officers and employees;

•	tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations;

•

regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that Synchrony and the Bank will become subject to as a result of having $100 billion or more in total assets;

•	impact of capital adequacy rules and liquidity requirements;

•	restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us;

•	regulations relating to privacy, information security and data protection;

•	use of third-party vendors and ongoing third-party business relationships; and

•	failure to comply with anti-money laundering and anti-terrorism financing laws.

See “Risk Factors” in this prospectus supplement and “Risks—Risk Factors Relating to Our Business” and “Regulation—Risk Factors Relating to Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings under the Exchange Act, including our Quarterly Report on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

RISK FACTORS

You should carefully consider the following risks and those included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q before investing in the notes. These risks could materially affect our business, results of operations or financial condition and cause the trading price of the notes to decline. You could lose part or all of your investment.

Risks Relating to This Offering

Synchrony is a holding company and will rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes.

As a holding company, Synchrony will rely significantly on dividends, distributions and other payments from the Bank to fund any payments on the notes and Synchrony’s other obligations, as well as to fund any dividends to its stockholders and repurchases of its stock. Accordingly, Synchrony’s ability to make payments on the notes depends upon the earnings of and the distribution of funds from its subsidiaries, including the Bank. Restrictions on Synchrony’s subsidiaries’ ability to distribute cash to it could materially affect Synchrony’s ability to make payments on its indebtedness, including the notes.

The ability of the Bank to make dividends and other distributions and payments to Synchrony is subject to regulation by the Office of the Comptroller of the Currency of the U.S. Treasury (“OCC”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”). Limitations on the amounts Synchrony receives from the Bank could impact its liquidity and its ability to make payments on the notes when due. See “Regulation—Risk Factors Relating to Regulation—We are subject to restrictions that limit our ability to pay dividends and repurchase our common stock; the Bank is subject to restrictions that limit its ability to pay dividends to us, which could limit our ability to pay dividends, repurchase our common stock or make payments on our indebtedness” and “Regulation—Regulation Relating to Our Business—Savings Association Regulation—Dividends and Stock Repurchases” in our Annual Report on Form 10-K for the year ended December 31, 2023.

In addition, neither the notes nor the terms of Synchrony’s other indebtedness restrict the ability of Synchrony’s subsidiaries to incur indebtedness or enter into other agreements that may restrict or prohibit its subsidiaries from distributing cash to Synchrony. Synchrony cannot assure you that the indebtedness of its subsidiaries or other agreements to which its subsidiaries are a party will permit its subsidiaries to distribute sufficient cash to Synchrony to fund payments on the notes when due.

We may redeem the notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

We may, at our option, redeem the notes at the applicable times and at the applicable redemption price described herein under “Description of the Notes—Optional Redemption.” In the event we choose to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

The notes will be effectively subordinated to any secured debt Synchrony may incur.

The notes are unsecured and unsubordinated obligations of Synchrony and will rank equally in right of payment with all its other unsecured and unsubordinated indebtedness. As a result, the indebtedness represented by the notes will effectively be subordinated to any secured indebtedness Synchrony may incur, to the extent of the value of the assets securing such indebtedness. As of June 30, 2024, Synchrony had no secured indebtedness outstanding, and $5.9 billion of indebtedness that ranked equally with the notes.

In the event of any distribution or payment of Synchrony’s assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. If any of the foregoing occurs, Synchrony cannot assure you that there will be sufficient assets remaining after satisfaction of any such claims to pay amounts due on the notes.

Events for which acceleration rights under the notes may be exercised are more limited than those available under the terms of Synchrony’s outstanding senior debt securities issued prior to the issue date of the notes.

In connection with the issuance of the notes, Synchrony expects to enter into a twelfth supplemental indenture, to be dated    , 2024 (the “twelfth supplemental indenture”), between Synchrony, as issuer, and The Bank of New York Mellon, as trustee, to the indenture governing Synchrony’s senior debt securities, dated as of August 11, 2014 (the “base indenture” and the base indenture as amended and supplemented by the twelfth supplemental indenture, the “indenture”), pursuant to which the terms of Synchrony’s senior debt securities to be issued on or after the date of the twelfth supplemental indenture, including the notes, are modified. The terms of Synchrony’s senior debt securities to be issued under the indenture as supplemented by the twelfth supplemental indenture include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities may be accelerated.

All or substantially all of Synchrony’s outstanding senior debt securities issued prior to the date of the twelfth supplemental indenture (the “existing senior debt securities”) provide acceleration rights for nonpayment of principal, premium (if any) or interest and for certain events relating to the bankruptcy, insolvency or reorganization of Synchrony. The existing senior debt securities also provide acceleration rights for Synchrony’s failure to perform any other applicable covenant or warranty for 60 days after Synchrony has received written notice of such failure, as well as for certain cross defaults on Synchrony’s or its subsidiaries’ indebtedness and certain events relating to the bankruptcy, insolvency or reorganization of the Bank. In addition, the existing senior debt securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, under the indenture, as modified by the twelfth supplemental indenture, payment of the principal amount of the notes:

•

may be accelerated only for (i) Synchrony’s failure to pay the principal of, premium (if any) or interest on the notes and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of a receivership, insolvency, liquidation or similar proceeding of Synchrony; and

•

may not be accelerated (i) if Synchrony fails to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) in the indenture, or (ii) for the bankruptcy, insolvency or reorganization of the Bank.

As a result of these differing provisions, if Synchrony fails to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) that applies both to the notes and to any existing senior debt securities, or if certain cross defaults on Synchrony’s or its subsidiaries’ indebtedness occur, or if certain events of bankruptcy, insolvency or reorganization occur with respect to the Bank, the trustee and holders of the existing senior debt securities would have acceleration rights with respect to the existing senior debt securities that would not be available to the trustee or holders of the notes. In addition, if Synchrony fails to pay the principal of or premium (if any) on any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable indenture under which such existing senior debt securities were issued), whereas, if Synchrony fails to pay the principal of or premium (if any) on the notes when due, the trustee and holders of the notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the notes could adversely affect Synchrony’s ability to make timely payments on the notes thereafter. These limitations on the rights and remedies of holders of the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

Holders of the notes could be at greater risk for being structurally subordinated if Synchrony sells, conveys or transfers all or substantially all of its assets to one or more of its majority-owned subsidiaries.

If Synchrony sells, conveys or transfers all or substantially all of its assets to one or more entities that are direct or indirect subsidiaries in which Synchrony and/or one or more of its subsidiaries owns more than 50% of the combined voting power, under the indenture, such subsidiary or subsidiaries will not be required to assume Synchrony’s obligations under the notes, and Synchrony will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of the Notes—Consolidation, Merger and Sale of Assets.”

The notes will not be guaranteed by any of Synchrony’s subsidiaries and will be effectively subordinated to the debt and other liabilities of its subsidiaries.

Synchrony is a holding company and conducts substantially all of its operations through subsidiaries. However, the notes will be obligations exclusively of Synchrony and will not be guaranteed by any of its subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of Synchrony’s subsidiaries (including the outstanding senior unsecured notes and deposit liabilities of the Bank), as well as the indebtedness and other liabilities of its securitization entities, which means that creditors of its subsidiaries (including the creditors and depositors of the Bank) and its securitization entities will be paid from their respective assets before holders of the notes would have any claims to those assets. As of June 30, 2024, Synchrony’s subsidiaries and securitization entities had outstanding $97.7 billion of total liabilities, including $92.1 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

In the event of the dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary or securitization entity, creditors of that subsidiary or securitization entity would generally have the right to be paid in full before any distribution is made to Synchrony or the holders of the notes. If any of the foregoing occurs, Synchrony cannot assure you that there will be sufficient assets remaining after payments to such creditors to pay amounts due on the notes.

Holders of Synchrony’s debt, including the notes, and equity securities will absorb losses if it were to enter into a resolution.

Federal Reserve rules require that certain globally systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt meeting specific criteria (“eligible LTD”) and other loss-absorbing capacity for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the FDIC under Title II of the Dodd-Frank Act.

While Synchrony is not currently subject to such requirements, the Federal Reserve has proposed to apply minimum eligible LTD requirements in the future to a larger subset of depository institution holding companies, including Synchrony. In addition, the Federal Reserve, FDIC and OCC have proposed to apply minimum eligible LTD requirements in the future to certain insured depository institutions, including the Bank. Under that proposal, Synchrony would be required to purchase eligible LTD issued by the Bank that would be contractually subordinated to claims of depositors and general unsecured creditors in a receivership of the Bank.

The notes being offered hereby are intended to qualify as eligible LTD for purposes of the Federal Reserve’s proposed rules. If Synchrony were to enter into a resolution, holders of eligible LTD, including the notes, and other debt and equity securities of Synchrony will absorb the losses of Synchrony and its subsidiaries.

As a result, Synchrony’s losses and any losses incurred by its subsidiaries would be imposed first on holders of Synchrony’s equity securities and thereafter on its unsecured creditors, including holders of eligible LTD and other debt securities, such as the notes. Claims of holders of those securities would have a junior position to the claims of creditors of Synchrony’s subsidiaries and to the claims of priority (as determined by statute) and secured creditors of Synchrony.

Accordingly, in a resolution of Synchrony, holders of eligible LTD and other debt securities of Synchrony, including the notes, would realize value only to the extent available to Synchrony as a shareholder of the Bank and its other subsidiaries, and only after any claims of priority and secured creditors of Synchrony have been fully repaid.

If Synchrony were to approach, or enter into, a resolution, none of Synchrony, the Federal Reserve or the FDIC is obligated to follow Synchrony’s resolution strategy, and losses to holders of eligible LTD and other debt and equity securities of Synchrony, including the notes, under whatever strategy ultimately followed, could be greater than they might have been under Synchrony’s resolution strategy.

There are no covenants in the indenture governing the notes restricting Synchrony’s ability to incur future indebtedness or pay dividends, and there are limited restrictions on Synchrony’s ability to engage in other activities, any of which could adversely affect Synchrony’s ability to pay its obligations under the notes.

The indenture governing the notes does not prohibit Synchrony from incurring substantial additional indebtedness in the future. Synchrony is also permitted to incur additional secured indebtedness that would be effectively senior to the notes, to the extent of the value of the assets securing such indebtedness. The indenture governing the notes also permits unlimited additional borrowings by Synchrony’s subsidiaries or securitization entities that are effectively senior to the notes and, subject to certain exceptions, permits Synchrony’s subsidiaries to issue equity interests that have priority over its interests in the subsidiaries. If Synchrony incurs additional indebtedness or liabilities, its ability to make payments on the notes could be adversely affected. Synchrony expects that it will from time to time incur additional debt and other liabilities.

In addition, the indenture does not contain any restrictive covenants limiting Synchrony’s ability to issue or repurchase securities, pay dividends or make any payments on junior or other indebtedness. Synchrony’s ability to use its funds for numerous purposes may limit the funds available to pay its obligations under the notes.

There are no financial covenants in the indenture governing the notes. You are not protected under the indenture governing the notes in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Certain Covenants—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Synchrony may not be able to generate sufficient cash to service all of its indebtedness, including the notes.

Synchrony’s ability to make scheduled payments of principal and interest or to satisfy its obligations in respect of its indebtedness or to refinance its indebtedness will depend on Synchrony’s future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints (including, among other things, on distributions to Synchrony from the Bank and required capital levels with respect to the Bank) and financial, business and other factors, many of which are beyond its control, will also affect its ability to meet these obligations. Synchrony may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable it to pay its indebtedness, or to fund its other liquidity needs. Synchrony may need to refinance all or a portion of its indebtedness on or before maturity. Synchrony may not be able to refinance any of its indebtedness when needed on commercially reasonable terms or at all.

Synchrony’s credit ratings may not reflect all risks of an investment in the notes.

The credit ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. However, actual or anticipated changes in Synchrony’s credit ratings will generally affect any trading market for, or trading value of, the notes.

Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

An active trading market for the notes may not develop.

The notes constitute a new issue of securities, for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops in the notes, you may be unable to resell your notes at any price or at their fair market value.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the notes.

The trading price of the notes depends on many factors, including:

•	the number of holders of the notes;

•	changes in or issuance of new credit ratings for us or our asset-backed securities;

•	the interest of securities dealers in making a market in the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	general market conditions;

•	our financial condition, financial performance and future prospects;

•	domestic and international economic factors unrelated to our performance;

•	changes in or failure to meet our publicly disclosed expectations as to our future financial performance;

•

downgrades in securities analysts’ estimates of our financial performance, operating results that vary from the expectations of securities analysts or investors or lack of research and reports by industry analysts;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	any future sales of our common stock or other securities;

•	additions or departures of key personnel;

•	actions or announcements by our competitors;

•	reputational issues;

•	regulatory and tax actions;

•

changes in our capital structure or dividend policy, regulatory requirements, future issuances of securities, sales of large blocks of common stock by our stockholders, or our incurrence of additional debt;

•	the market prices for our equity securities; and

•

other matters discussed elsewhere in “Risk Factors” in this prospectus supplement and under the caption “Risks—Risk Factors Relating to Our Business” and “Regulation—Risk Factors Relating to Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings under the Exchange Act, including our Quarterly Report on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the consumer finance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating or that of other peer companies could have an adverse effect on the trading price of the notes.

The interest rate on the notes will reset from a fixed rate to a floating rate.

During the period from, and including,    , 2024, to, but excluding,    , the notes will bear interest at a fixed rate of  % per annum. However, during the period from, and including,    , to, but excluding, the maturity date, the notes will bear interest at a floating rate per annum equal to Compounded SOFR plus    basis points, as further described below under “Description of the Notes—Interest—Floating Rate Period.” As a result, the interest rate in any interest period during the floating rate period may be less than the initial interest rate or the interest rate that applies in the preceding interest period, which would affect the amount of any interest payments under the notes and, therefore, could affect their market value.

The amount of interest payable on the notes with respect to each interest period during the floating rate period will be determined near the end of such interest period for the notes.

The interest rate with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period in relation to the notes. Consequently, you will not know the amount of interest payable with respect to each such interest period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the amount of interest that will be payable on the notes on each such interest payment date. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.

The interest rate on the notes during the floating rate period will be based on a compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.

For each interest period during the floating rate period, the interest rate on the notes will be based on a compounded SOFR calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded SOFR (as defined below) used to calculate the interest rate on the notes during the relevant interest period.

The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, the method for calculating an interest rate based upon SOFR in market precedents varies. Accordingly, the specific formula for Compounded SOFR used in the notes may not be widely adopted by other market participants. The market value of the notes would likely be adversely affected if the market adopts a different calculation method.

SOFR has a limited history and its historical performance is not indicative of future performance.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and any failure of SOFR to gain market acceptance could adversely affect the notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”) in part because it is considered representative of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. In addition, SOFR is an overnight rate, while U.S. dollar LIBOR represented interbank funding over different maturities. As a result, there can be no assurance that SOFR or the SOFR Index will perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility, or global or regional economic, financial, political, regulatory, judicial or other events.

The differences between SOFR and U.S. dollar LIBOR may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. In addition, an established trading market for the notes may never develop or may not be very liquid if developed. Market terms for debt securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions applicable to the notes, may evolve over time, and as a result, trading prices of the notes may be lower than those of later-issued debt securities that are linked to SOFR. If for these or other reasons SOFR does not prove to be widely used in debt securities that are similar or comparable to the notes, the trading price of the notes may be lower than those of debt securities that are linked to rates that are more widely used. Investors in the notes may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.

The price at which the notes may be sold prior to maturity will depend on a number of factors, including, but not limited to: (i) actual or anticipated changes in the level of SOFR, (ii) volatility of the level of SOFR, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of the notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the notes. Depending on the actual or anticipated level of SOFR, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes prior to maturity.

The SOFR Index may be modified or discontinued and the notes may bear interest during the floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the notes.

The interest rate during the floating rate period for the notes will be determined by reference to the SOFR Index as published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. The FRBNY may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. These changes may be materially adverse to the interests of investors in the notes, by, for example, reducing the amount of interest payable on the notes during the floating rate period and the trading prices of the notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for such interest period has been determined.

If we or our designee determine that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the notes, then the interest rate on the notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes—Interest—Compounded SOFR.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee.

In addition, the terms of the notes expressly authorize us or our designee, in connection with a Benchmark Replacement, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes during the floating rate period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the notes in connection with a Benchmark Transition Event, could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes.

Further, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes); (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes; (iii) the Benchmark Replacement may have a very limited history and the historical performance of the Benchmark Replacement may not be indicative of the future performance of the Benchmark Replacement; (iv) the secondary trading market for the notes linked to the Benchmark Replacement may be limited; and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement, and the administrator of the Benchmark Replacement has no obligation to consider your interests in doing so.

In addition, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on the notes may therefore cease to be determined by reference to the SOFR Index and instead be determined by reference to the Benchmark Replacement, even if the SOFR Index continues to be published. Such rate may be lower than Compounded SOFR for so long as the SOFR Index continues to be published, and the value of and return on the notes may be adversely affected.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

We or our designee will make certain determinations with respect to the notes, which determinations may adversely affect the notes.

We or our designee will make certain determinations with respect to the notes as further described under the caption “Description of the Notes—Interest—Compounded SOFR.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as further described under the caption “Description of the Notes—Interest— Effect of Benchmark Transition Event.” In addition, we or an affiliate of ours may assume the duties of the Calculation Agent (as defined below) for the notes during the floating rate period. In making any required determinations, potential conflicts of interest may exist between us, or our designee (which may be our affiliate), and you. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Moreover, certain determinations, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes, may require the exercise of discretion and the making of subjective judgments. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. For further information regarding these types of determinations, see “Description of the Notes—Interest—Compounded SOFR.”

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes in this offering will be $  , after deducting the underwriting discount and estimated offering expenses.

We intend to use the net proceeds from this offering (or equivalent cash amounts) for general corporate purposes, which may include contributing or lending all or a portion of the proceeds to Synchrony Bank.

DESCRIPTION OF THE NOTES

The following description supplements and, to the extent it is inconsistent, supersedes the description of the general provisions of the notes and the indenture under “Description of Debt Securities” in the accompanying prospectus. This description of the notes and the description under “Description of Debt Securities” in the accompanying prospectus do not purport to be complete and are qualified in their entirety by reference to the provisions of the base indenture governing the notes, the twelfth supplemental indenture and the form of notes that are or will be filed as exhibits to the registration statement of which the accompanying prospectus forms a part, and to the Trust Indenture Act of 1939, as amended. We urge you to read the base indenture governing the notes, the twelfth supplemental indenture and the forms of notes because they, and not these descriptions of the notes and debt securities, will define your rights as holders of the notes.

As used in this description of the notes, “we,” “our,” “us” and “Synchrony” refer to SYNCHRONY FINANCIAL and not to any of our subsidiaries.

General

We will issue the notes under an indenture (the “base indenture”), dated as of August 11, 2014, between us and The Bank of New York Mellon, as trustee (the “trustee”), as heretofore supplemented and as further supplemented by a twelfth supplemental indenture (the “twelfth supplemental indenture”), to be dated as of    , 2024, between us and the trustee. We refer to the base indenture governing the notes, as supplemented by the twelfth supplemental indenture, as the “indenture.” The trustee will initially be the security registrar and paying agent for the notes.

The following table provides a summary of our outstanding senior unsecured notes.

($ in millions)
Senior Unsecured Notes	Date of Issuance	Maturity	Aggregate Principal Amount
4.250% Senior Notes	August 11, 2014	2024	$1,250.0 million
4.500% Senior Notes	July 23, 2015	2025	$1,000.0 million
3.700% Senior Notes	August 4, 2016	2026	$500.0 million
3.950% Senior Notes	December 1, 2017	2027	$1,000.0 million
5.150% Senior Notes	March 19, 2019	2029	$650.0 million
2.875% Senior Notes	October 28, 2021	2031	$750.0 million
4.875% Senior Notes	June 13, 2022	2025	$750.0 million

The notes are initially limited to $  aggregate principal amount. The notes will mature at par on     ,  .

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

The notes will not be entitled to the benefit of any sinking funds.

The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of DTC and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In addition to the notes, we may issue from time to time other series of debt securities under the indenture consisting of debentures, notes or other unsecured, unsubordinated evidences of indebtedness, including convertible notes, but such other series will be separate from the notes. The indenture does not limit the amount of debt securities or any other debt (whether secured or unsecured, or whether subordinated or unsubordinated) that we may incur.

We may, from time to time, without the consent of the holders of notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional notes, together with the notes offered hereby, will constitute a single series of debt securities under the indenture; provided that if the additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, the additional notes will be issued under a separate CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to the notes.

We will maintain an office or agency in the Borough of Manhattan, The City of New York where we will pay the principal of, premium on, if any, and interest on, the notes and you may present the notes for registration of transfer and exchange. We have designated the office of the trustee located at 240 Greenwich Street, New York, New York 10286 for this purpose.

Interest

Interest on the notes will accrue from and including the date the notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for with respect to the notes to, but excluding, the next interest payment date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the notes.

If any interest payment with respect to the fixed rate period (as defined below) or the maturity date falls on a day that is not a business day, then payment of any interest, principal or premium payable on such date will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay. If any interest payment date with respect to the floating rate period (as defined below) falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date will be advanced to the immediately preceding day that is a business day. If any such floating rate period interest payment date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward floating rate period interest payment date will include interest accrued to but excluding such postponed or brought forward floating rate period interest payment date.

Fixed Rate Period

During the period from, and including,    , 2024, to, but excluding,     (the “fixed rate period”), the notes will bear interest at the rate of   % per annum. Such interest will be payable semi-annually, in arrears, on     and     of each year, beginning on    , 2025, and ending on    . Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Period

During the period from, and including,    , to, but excluding, the maturity date (the “floating rate period”), the notes will bear interest at a floating rate per annum equal to Compounded SOFR plus    basis points, as determined in arrears by the Calculation Agent in the manner described below. Such interest will be payable quarterly, in arrears, on    ,    ,    , and at the maturity date. Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period.

Interest will be computed on the basis of the actual number of days in each interest period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the notes for each interest period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable Observation Period relating to such interest period (or any other relevant period) divided by 360. The interest rate on the notes will in no event be lower than zero.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such interest period and prior to the relevant interest payment date and will notify us (if we are not the Calculation Agent) of the Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of the notes, we will provide the Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after the Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any floating rate period, will be maintained on file at the Calculation Agent’s principal offices and will be provided in writing to the Trustee.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the FRBNY and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

Compounded SOFR

With respect to any interest period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” means, for periods other than the initial interest period in the floating rate period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period in the floating rate period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period (such first day expected to be    );

“SOFR IndexEnd” means the SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the notes, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date (or, in the case of the redemption of the notes, preceding the applicable redemption date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or, in the case of the redemption of the notes, preceding the applicable redemption date).

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (the “FRBNY”) (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index unavailable provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the indenture or the notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus    basis points.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website currently at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the beneficial owners and holders of the notes and the Trustee absent manifest error;

•	if made by us as Calculation Agent, will be made in our sole discretion;

•

if made by a Calculation Agent other than us or our designee (which may be our affiliate), will be made after consultation with us, and such Calculation Agent or designee (which may be our affiliate) will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the indenture or the notes, shall become effective without consent from the holders of the notes, the Trustee or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Trustee or the Calculation Agent be responsible for making any such determination, decision or election.

Under no circumstances will the Trustee or the Calculation Agent be responsible for selecting or determining any Benchmark Replacement if the Benchmark will no longer be available following a Benchmark Transition Event and its related Benchmark Replacement Date. In the case of a Benchmark Transition Event, we will select the Benchmark Replacement prior to the Benchmark Replacement Date and in consultation with the Calculation Agent, ensuring that the Calculation Agent will be able to meet its obligations and requirements under the indenture with respect to the Benchmark Replacement.

As used in this “Effect of Benchmark Transition Event” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator for the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the firm appointed by us prior to the commencement of the floating rate period. We or an affiliate of ours may assume the duties of the Calculation Agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”), or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the

Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Ranking

The notes will be our direct, unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of Synchrony and will not be guaranteed by any of our subsidiaries (including the Bank). As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including the outstanding senior unsecured notes and deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including creditors and depositors of the Bank) and our securitization entities will be paid from their respective assets before holders of the notes would have any claims to those assets. At June 30, 2024 our subsidiaries and securitization entities had outstanding $97.7 billion of total liabilities, including $92.1 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes. See “Risk Factors—Risks Relating to This Offering—Synchrony is a holding company and will rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes” in this prospectus supplement. Our subsidiaries have no obligation to pay any amounts due on the notes.

At June 30, 2024, Synchrony had no secured indebtedness outstanding, and $5.9 billion of indebtedness that ranked equally with the notes. The indenture does not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock.

Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time and from time to time, on or after    , 2025 (180 days from    , 2024) (or, if additional notes are issued thereafter, beginning 180 days after the issue date of such additional notes), and prior to the First Par Call Date, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted to the redemption date (assuming that the notes to be redeemed matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus     basis points less (b) interest accrued on the notes to be redeemed to the date of redemption; and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On the First Par Call Date, the notes will be redeemable at our option, in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On or after     (the date that is 30 days prior to the maturity date), the notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

If we redeem the notes at our option, then (a) notwithstanding the foregoing, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the Indenture and (b) the redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“First Par Call Date” means     (the date that is one year prior to the maturity date).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, we shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The trustee will have no responsibility to determine the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least five days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, the notes will be selected for redemption in accordance with the procedures of the depositary. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Consolidation, Merger and Sale of Assets

The following supersedes the information in the accompanying prospectus under the section entitled “Description of Debt Securities—Certain Covenants—Consolidation, Merger and Sale of Assets” with respect to the notes and all other series of senior debt securities issued under the indenture on or after    , 2024.

The indenture provides that we may not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), unless:

•

either we are the continuing person or the successor person is a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia that pursuant to a supplemental indenture to the indenture expressly assumes all of our obligations under the base indenture and any applicable supplemental indenture and the debt securities issued and outstanding thereunder including the due and punctual payment of the principal of, premium (if any) or interest on the debt securities issued and outstanding thereunder and the due and punctual performance and observance of all the covenants and conditions of the base indenture and any applicable supplemental indenture; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the indenture and the debt securities issued and outstanding thereunder;

•

immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, the Company or such successor person shall not be in default in the performance of any such covenant or condition, and no event of default and, with respect to any series of senior debt securities issued on or after    , 2024, including the notes, no covenant breach (as defined below), shall have occurred and be continuing under the indenture; and

•

the Company shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and such supplemental indenture (if any) comply with the indenture.

In that event, the successor will be substituted for us and, except in the case of a lease, we will be relieved of our obligations under the indenture and the senior debt securities of each outstanding series, including the notes.

With respect to senior debt securities issued on or after    , 2024, including the notes, the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the notes and we would remain the sole obligor on the notes.

Events of Default and Covenant Breaches with Respect to Senior Debt Securities

The following supersedes the information in the accompanying prospectus under the section entitled “Description of Debt Securities–Events of Default–Senior Debt Securities” with respect to the notes and all other series of senior debt securities issued under the indenture on or after    , 2024.

The indenture defines an event of default with respect to any particular series of senior debt securities issued on or after    , 2024, including the notes, as being any one of the following events:

•	default for 30 days in the payment of any interest upon any of the senior debt securities of that series;

•	default for 30 days in the payment of the principal of, or any premium on, any of the senior debt securities when due; or

•	the occurrence of a receivership, insolvency, liquidation or similar proceeding of Synchrony.

Subject to the following paragraph, for senior debt securities issued on or after    , 2024, including the notes, no other defaults under or breaches of the indenture or any senior debt securities, including the notes, will result in an event of default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a covenant breach, as defined below) will result in a right of acceleration of the payment of the outstanding principal amount of such senior debt securities, including the notes. For example, the occurrence of events relating to bankruptcy, insolvency or reorganization of the Bank will not constitute an event of default under the indenture although it would constitute an event of default under the existing senior debt securities. However, certain events may give rise to a covenant breach, as described below.

A “covenant breach” under the indenture, as to any series of senior debt securities issued on or after     , 2024, including the notes, includes any of the following:

•	default in the payment of any sinking fund installment or analogous obligation with respect to any of the senior debt securities of that series when due; or

•

failure to perform any other covenant or agreement (other than nonpayment of principal, premium (if any) or interest) with respect to such series as set forth in the indenture for 60 days after we have received written notice of the failure to perform in the manner specified with respect to such series as set forth in the indenture.

We may change the definition of “covenant breach” with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. A covenant breach shall not be an event of default with respect to any security.

If an event of default with respect to the senior debt securities of any series, including the notes, shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of all the outstanding senior debt securities of that series may declare the principal (or in the case of a series of senior debt securities issued at an original issue discount, the amount calculated in accordance with the formula set forth in such series of senior debt securities) of all the securities of that series to be immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of such series may rescind such declaration.

For senior debt securities issued on or after    , 2024, including the notes, such acceleration will not be permitted for reasons other than a specified payment default or a receivership, insolvency, liquidation or similar proceeding that constitutes an event of default in respect of such senior debt securities. Neither the trustee nor any holders of such senior debt securities will have any enforcement right or other remedy in respect of covenant breaches (including breaches of the covenant described above under “—Consolidation, Merger and Sale of Assets”), except as described below.

Under the indenture, after a default occurs, the trustee shall give the holders of the senior debt securities of that series notice of such default known to the trustee within 90 days after the occurrence thereof, but in the case of any default of the character specified in the second bullet point in the definition of “covenant breach” above with respect to the senior debt securities of such series, no such notice to the holders shall be given until at least 30 days after the occurrence of such default. The term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or covenant breach in respect of the relevant senior debt securities.

In case of an event of default or, with respect to any series of senior debt securities issued on or after    , 2024, including the notes, a covenant breach, with respect to any series of senior debt securities, the trustee may, in its discretion, proceed to protect and enforce the rights vested in it by the indenture by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the trustee by the indenture or by law. For the avoidance of doubt, the remedies available to the trustee and holders with respect to any series of senior debt securities issued on or after    , 2024, including the notes, include a right of acceleration only in the case of an event of default. There is no right of acceleration in the case of a covenant breach with respect to any such series of debt securities, including the notes.

In case an event of default (or, with respect to any series of senior debt securities issued on or after    , 2024, including the notes, a covenant breach) occurs and which has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or covenant breach shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers vested in it under the indenture at the request, order or direction of any of the holders of the senior debt securities, unless such holders offer to the trustee security or indemnity reasonably satisfactory to the trustee.

Subject to certain limitations contained in the indenture, including among other limitations that the trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

No holder of any senior debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless:

•	such holder previously shall have given to the trustee written notice of a continuing event of default or covenant breach with respect to senior debt securities of that series,

•

the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding senior debt securities of that series shall have made written request to the trustee, and offered indemnity reasonably satisfactory to the trustee, to institute such proceeding as trustee, and

•

the trustee shall not have received from the holders of a majority in principal amount of the outstanding senior debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days after its receipt of such written request and offer of indemnity.

The holder of any senior debt security, however, will have an absolute right to receive payment of the principal of and any premium and interest, if any, on such senior debt security on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

We are obligated to furnish annually to the trustee a statement as to our performance of our obligations under the indenture and as to any default in such obligations.

Trustee

The Bank of New York Mellon is the trustee with respect to the notes. The trustee is one of a number of banks with which we and our subsidiaries maintain banking and trust relationships in the ordinary course of business.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion describes U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of ownership and disposition of the notes. This discussion is limited to Non-U.S. Holders who hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This description is based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. The description does not discuss all of the tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you and holders of your equity, if applicable, if you are subject to special treatment under U.S. federal income tax laws, such as for certain financial institutions or financial services entities, insurance companies, tax-exempt entities, dealers in securities or currencies, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes, “controlled foreign corporations,” “passive foreign investment companies,” former U.S. citizens or long-term residents, persons deemed to sell the notes under the constructive sale provisions of the Code, accrual basis taxpayers subject to special tax accounting rules pursuant to Section 451(b) of the Code and persons that hold the notes as part of a straddle, conversion transaction, or other integrated investment. In addition, this discussion does not address the Medicare tax on certain investment income, any state, local or foreign tax laws or any U.S. federal tax law other than U.S. federal income tax law (such as gift or estate tax laws).

You are urged to consult with your own tax advisor concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as the application of any state, local, and foreign income and other tax laws.

As used in this section, a “Non-U.S. Holder” is a beneficial owner of the notes that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual, you may, in certain cases, be deemed to be a resident alien, as opposed to a nonresident alien, with respect to a calendar year by virtue of being present in the United States (i) for at least 183 days during the calendar year, or (ii) for at least 31 days in the calendar year and for an aggregate of at least 183 days during the three-year period ending with the calendar year. For purposes of (ii), all of the days present in the current year, one-third of the days present in the immediately preceding calendar year, and one-sixth of the days present in the second preceding calendar year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Special rules may apply if a Non-U.S. Holder is a “controlled foreign corporation” or “passive foreign investment company,” as defined under the Code, and to certain expatriates or former long-term residents of the United States. If you fall within any of the foregoing categories, you should consult with your own tax advisor about the tax consequences of acquiring, holding, and disposing of the notes.

U.S. Federal Withholding Tax

Subject to the discussions below concerning backup withholding and FATCA (as defined below), U.S. federal withholding tax will not apply to any payment of principal or interest on the notes, provided that in the case of interest:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership; and

•

(a) you provide your name, address and certain other information on an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

Interest payments that are effectively connected with the conduct of a trade or business by you within the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax as described below.

If you cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies or the interest payments are effectively connected with the conduct of a U.S. trade or business. If a tax treaty applies to you, you may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction of the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form), claiming a reduction of or an exemption from withholding tax under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax

Any gain, other than amounts attributable to accrued interest, realized on the disposition of a note (including a redemption or retirement) will generally not be subject to U.S. federal income tax unless such gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you).

If you are engaged in a trade or business in the United States (and, if a tax treaty applies, you also maintain a U.S. permanent establishment) and interest or gain on the notes is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, is attributable to such permanent establishment), you will be subject to U.S. federal income tax (but not U.S. withholding tax assuming, in the case of interest, a properly executed Form W-8ECI (or a suitable substitute form) is provided) on such interest or gain on a net income basis in generally the same manner as if you were a U.S. person. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided by the treaty) branch profits tax.

Backup Withholding and Information Reporting

Interest paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of various treaties or agreements for the exchange of information.

Unless the Non-U.S. Holder is an exempt recipient, interest paid on the notes and the gross proceeds from a taxable disposition of the notes may be subject to additional information reporting and may also be subject to U.S. federal backup withholding (at a rate of 24%) if such Non-U.S. Holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the Non-U.S. Holder’s circumstances will generally satisfy the certification requirements necessary to avoid backup withholding.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Non-U.S. Holders of the notes may be subject to U.S. withholding tax at a rate of 30% under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) on payments of interest on the notes. This withholding tax may apply if a Non-U.S. Holder (or any foreign intermediary that receives a payment on a Non-U.S. Holder’s behalf) does not comply with certain U.S. informational reporting requirements, such compliance usually evidenced by delivery of a properly executed IRS Form W-8BEN-E. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Based upon proposed Treasury regulations, which may be relied upon until final Treasury regulations are issued, the FATCA withholding that was to be effective on January 1, 2019 with respect to payments of gross proceeds from the sale or other disposition of the notes no longer applies. Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

You should consult your own tax advisor as to particular tax consequences to you of acquiring, holding, and disposing of the notes, including the applicability and effect of other United States federal, state, local or foreign tax laws, and of any proposed changes in applicable law.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

Because of our business, we and our affiliates may be parties in interest with respect to many plans. The acquisition of the notes by a plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those notes are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where we are solely a service provider to a plan or have a relationship to such a service provider and neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). In addition, the U.S. Department of Labor (the “DOL”) has also issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for certain transactions managed by in-house asset managers.

There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Any purchaser or holder of notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that either (1) it is not a plan or non-ERISA arrangement, and is not purchasing those notes on behalf of or with “plan assets” of any plan or non-ERISA arrangement or (2) its purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of the provisions of any similar laws.

Neither we, nor any underwriter, nor any of our or their respective affiliates is making an investment recommendation or providing investment advice (within the meaning of Section 3(21) of ERISA and the regulations issued thereunder), and none of them is otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the plan in connection with the plan’s acquisition of any notes in the offering. Any purchaser or holder of notes or any interest therein that is a plan will be deemed to have represented that the plan fiduciary making the decision to acquire such notes is exercising its own independent judgment in evaluating the investment in the notes.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing notes on behalf of or with “plan assets” of any plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable. Nothing in this prospectus supplement is, or should be construed as, a representation or advice as to whether an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement.

UNDERWRITING

Barclays Capital Inc., BofA Securities, Inc. and Mizuho Securities USA LLC are the joint book-running managers of this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, each of the underwriters named below, for whom Barclays Capital Inc., BofA Securities, Inc. and Mizuho Securities USA LLC are acting as representatives, have severally agreed to purchase, and Synchrony has agreed to sell to each underwriter, severally, the principal amount of notes set forth opposite the name of each underwriter:

Name	Principal Amount of Notes
Barclays Capital Inc.	$
BofA Securities, Inc.
Mizuho Securities USA LLC

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any such notes are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of   % of the principal amount of the notes. Any underwriter may allow, and such dealers may reallow, a concession not in excess of   % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per note and total underwriting discount to be paid to the underwriters.

Underwriting Discount
Per Note		%
Total	$

The estimated offering expenses are approximately $   , which includes legal, accounting and printing costs and various other fees associated with this offering. All offering expenses will be payable by us.

A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by one or more underwriters. The underwriters may agree to allocate notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the joint book-running managers to underwriters that may make Internet distributions on the same basis as other allocations.

The notes constitute a new issue of securities, for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops in the notes, you may be unable to resell your notes at any price or at their fair market value.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives or their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

We expect that delivery of the notes will be made against payment therefor on or about    , 2024, which will be the business day after the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day before the delivery of the notes will be required, by virtue of the fact that the notes will initially settle in business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement or the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the notes has been or will be lodged with the Australian Securities &

Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the Company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of the notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Brazil

The offer of securities described in this prospectus supplement and the accompanying prospectus will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6385, of December 7, 1976, as amended, and under CVM Rule (Instrução) No. 400, of December 29, 2003, as amended. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Mobiliários in Brazil. Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the interests in Brazil is not legal without such prior registration. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the securities is not a public offering of securities in Brazil, nor may they be used in connection with any offer for sale of the securities to the public in Brazil. This prospectus supplement and the accompanying prospectus is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Hong Kong

The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous

Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

For institutional investors only. The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Malaysia

No approval from the Securities Commission of Malaysia is or will be obtained, nor will any prospectus be filed or registered with the Securities Commission of Malaysia, for the offering of the notes in Malaysia. This prospectus supplement and the accompanying prospectus do not constitute and are not intended to constitute an invitation or offer for subscription or purchase of the notes, nor may this prospectus supplement, the accompanying prospectus or any other offering material or document relating to the notes be published or distributed, directly or indirectly, to any person in Malaysia unless such invitation or offer falls within (a) Schedule 5 to the Capital Markets and Services Act 2007 (“CMSA”), (b) Schedule 6 or 7 to the CMSA as an “excluded offer or excluded invitation” or “excluded issue” within the meaning of section 229 and 230 of the CMSA and (c) Schedule 8 so the trust deed requirements in the CMSA are not applicable. No offer or invitation in respect of the notes may be made in Malaysia except as an offer or invitation falling under Schedule 5, 6 or 7 and 8 to the CMSA.

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the notes may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar

This prospectus supplement and the accompanying prospectus have not been filed with or reviewed or approved by, the Qatar Central Bank, any other relevant Qatar governmental body or securities exchange, nor any foreign governmental body or securities exchange. This prospectus supplement and the accompanying prospectus are being issued to a limited number of sophisticated investors and should not be provided to any person other than the original recipient. It is not for general circulation in the State of Qatar and should not be reproduced or used for any other purpose.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has advised that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B)(in the case of that trust) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in

Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates (Excluding The Dubai International Financial Centre)

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out above. The information contained in this prospectus supplement and the accompanying prospectus does not constitute a public offer of notes in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser. This prospectus supplement and the accompanying prospectus are provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Relationships with Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, one or more underwriters and/or their respective affiliates have received, and may in the future receive, customary fees and reimbursement of expenses as underwriters of securities offered by certain of our securitization trusts from time to time. One or more underwriters and/or their respective affiliates are also lenders to certain of our securitization trusts.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) of ours and/or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of SYNCHRONY FINANCIAL and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•

Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February  8, 2024 (including those portions of our Definitive Proxy Schedule on Schedule 14A filed with the SEC on April 25, 2024 that are incorporated into Part III of such Annual Report in Form 10-K);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024; filed with the SEC on April 25, 2024 and July 19, 2024, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on January 17, 2024, February 23, 2024, June 13, 2024 and July 1, 2024.

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

SYNCHRONY FINANCIAL

Investor Relations

777 Long Ridge Road

Stamford, Connecticut 06902

(855) 818-3056

We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the notes, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. Our SEC filings are available to the public from the SEC’s website at https://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference rooms and the website of the SEC referred to above.

Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

PROSPECTUS

SYNCHRONY FINANCIAL

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

Hybrid Securities Combining Elements of the Foregoing

This prospectus relates to senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining one or more elements of the foregoing that we or, if applicable, a selling securityholder may offer and sell at any time and from time to time in one or more transactions. This prospectus contains a general description of these securities. The specific terms of the securities will be contained in one or more supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by one or more prospectus supplements. Prospectus supplements may add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus and each applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and each applicable prospectus supplement, before you invest in securities to which this prospectus relates.

Our common stock is listed on the New York Stock Exchange under the symbol “SYF.” On July 20, 2022, the last reported sale price of our common stock on the New York Stock Exchange was $33.30 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus and one or more applicable prospectus supplements will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

The securities to which this prospectus relates may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. For additional information, you should refer to “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of the securities to which this prospectus relates, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them or us, will be set forth or will be calculable based on information included or incorporated by reference in an applicable prospectus supplement.

Our principal executive office is located at 777 Long Ridge Road, Stamford, Connecticut 06902, and our telephone number at that address is (203) 585-2400.

Investing in the securities to which this prospectus relates involves risks. See “Risk Factors” included on page 4 of this prospectus and in any applicable prospectus supplement, in addition to the risk factors that are incorporated by reference in this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities to which this prospectus relates are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is July 21, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or, if applicable, a selling securityholder, may offer and sell, at any time and from time to time, the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement to which it relates. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules require an agreement or document to be filed as an exhibit to the registration statement, you should see that agreement or document for a complete description of these matters. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should also carefully read and consider the information included in this prospectus and each applicable prospectus supplement together with the documents we have incorporated by reference in this prospectus or an applicable prospectus supplement. Information incorporated by reference after the date of this prospectus forms a part of this prospectus and may add, update or change information contained in this prospectus or any earlier prospectus supplement. Any such information that is inconsistent with this prospectus or an earlier prospectus supplement will supersede the information in this prospectus or that earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus or an applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities to which this prospectus relates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document or such other date specified in the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

i

Certain Defined Terms

Except as the context may otherwise require in this prospectus, references to:

•	“we,” “us,” “our” and the “Company” are to SYNCHRONY FINANCIAL and its subsidiaries;

•	“Synchrony” are to SYNCHRONY FINANCIAL only;

•	the “Bank” are to Synchrony Bank (a wholly-owned subsidiary of Synchrony);

•	the “Board of Directors” or “Board” are to Synchrony’s board of directors;

•	“CECL” are to the impairment model known as the Current Expected Credit Loss model, which is based on expected credit losses; and

•	“VantageScore” are to a credit score developed by the three major credit reporting agencies which is used as a means of evaluating the likelihood that credit users will pay their obligations.

We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which, in our business and in this prospectus, we refer to as our “partners.” The terms of the programs all require cooperative efforts between us and our partners of varying natures and degrees to establish and operate the programs. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe our legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship.

“Synchrony” and its logos and other trademarks referred to in this prospectus, including CareCredit®, Quickscreen®, Dual Card™, Synchrony Car Care™ and SyPI™ belong to us. Solely for convenience, we refer to our trademarks in this prospectus without the ™ and ® symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.

Our website is www.synchronyfinancial.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•

Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February  10, 2022 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2022 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on April 21, 2022 and July 21, 2022, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on April 4, 2022 (Item 1.01 only), April 5, 2022 (Item 5.02 only), May 25, 2022, and June 13, 2022 (Item 8.01 only); and

•

The description of our common stock, $0.001 par value, set forth in our Form 8-A filed with the SEC on July 22, 2014 and our Registration Statement on Form S-1/A (File No. 333-194528) filed with the SEC on July 18, 2014 and declared effective on July 30, 2014, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

SYNCHRONY FINANCIAL

Investor Relations

777 Long Ridge Road

Stamford, Connecticut 06902

(855) 818-3056

THE COMPANY

We are a premier consumer financial services company delivering one of the industry’s most complete, digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries, including digital, health and wellness, retail, home, auto, outdoor, jewelry, pets and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We utilize a broad set of distribution channels, including mobile apps and websites, as well as online marketplaces and business management solutions like Point-of-Sale platforms. Our offerings include private label, dual, co-brand and general purpose credit cards, as well as short- and long-term installment loans and consumer banking products.

Our business benefits from longstanding and collaborative relationships with our partners, including some of the nation’s leading retailers and manufacturers with well-known consumer brands, such as Lowe’s and Sam’s Club and also leading digital partners, such as Amazon and PayPal. We believe our business model has been successful because it aligns our interests with those of our partners and provides substantial value to both our partners and our customers. Our partners promote our credit products because they generate increased sales and strengthen customer loyalty. Our customers benefit from instant access to credit, discounts, or other benefits such as cash back rewards, and promotional offers. We seek to differentiate ourselves through our deep industry expertise, our long history of consumer lending, our innovative digital capabilities and our diverse product suite. We have omni-channel (in-store, online and mobile) technology and marketing capabilities, which allow us to offer and deliver our credit products instantly to customers across multiple channels.

We conduct our operations through a single business segment. Profitability and expenses, including funding costs, credit losses and operating expenses, are managed for the business as a whole. Substantially all of our revenue activities are within the United States. We primarily manage our credit products through five sales platforms (Home & Auto, Digital, Diversified & Value, Health & Wellness and Lifestyle). Those platforms are organized by the types of partners we work with, and are measured on interest and fees on loans, loan receivables, active accounts and other sales metrics.

Our Home & Auto sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through a broad network of partners and merchants providing home and automotive merchandise and services, as well as our Synchrony Car Care network and Synchrony HOME credit card offering. Our Digital sales platform provides comprehensive payments and financing solutions with integrated digital experiences through partners and merchants who primarily engage with their customers through digital channels. Our Diversified & Value sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through large retail partners who deliver everyday value to consumers shopping for daily needs or important life moments. Our Health & Wellness sales platform provides comprehensive healthcare payments and financing solutions, through a network of providers and health systems, for those seeking health and wellness care for themselves, their families and their pets. Our Lifestyle sales platform provides comprehensive payments and financing solutions with integrated in-store and digital experiences through partners and merchants who offer merchandise in power sports, outdoor power equipment, and other industries such as sporting goods, apparel, jewelry and music.

We offer our credit products primarily through our wholly-owned subsidiary, the Bank. In addition, through the Bank, we offer, directly to retail, affinity relationships and commercial customers, a range of deposit products insured by the Federal Deposit Insurance Corporation (“FDIC”), including certificates of deposit, individual retirement accounts (“IRAs”), money market accounts, savings accounts and sweep and affinity deposits. We also take deposits at the Bank through third-party securities brokerage firms that offer our FDIC-insured deposit products to their customers. We have significantly expanded our online direct banking operations in recent years and our deposit base serves as a source of stable and diversified low cost funding for our credit activities.

RISK FACTORS

Investing in securities to which this prospectus relates involves risks. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in our most recent Annual Report on Form 10-K and under similar headings in our subsequent Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, and any applicable prospectus supplement, contain or will contain certain statements that are “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Trends and Conditions” in our most recent Annual Report on Form 10-K. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as:

•

the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict;

•	retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners,

•	the financial performance of our partners;

•	cyber-attacks or other security breaches;

•	higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings;

•	our ability to grow our deposits in the future;

•

our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables;

•	changes in market interest rates and the impact of any margin compression;

•	effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk;

•	the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance;

•	our ability to offset increases in our costs in retailer share arrangements;

•	competition in the consumer finance industry;

•	our concentration in the U.S. consumer credit market;

•	our ability to successfully develop and commercialize new or enhanced products and services;

•	our ability to realize the value of acquisitions and strategic investments;

•	reductions in interchange fees;

•	fraudulent activity;

•	failure of third-parties to provide various services that are important to our operations;

•	disruptions in the operations of our and our outsourced partners’ computer systems and data centers;

•	international risks and compliance and regulatory risks and costs associated with international operations;

•	alleged infringement of intellectual property rights of others and our ability to protect our intellectual property;

•	litigation and regulatory actions;

•	damage to our reputation;

•	our ability to attract, retain and motivate key officers and employees;

•	tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations;

•

regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s (the “CFPB”) regulation of our business;

•	impact of capital adequacy rules and liquidity requirements;

•	restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us;

•	regulations relating to privacy, information security and data protection;

•	use of third-party vendors and ongoing third-party business relationships; and

•	failure to comply with anti-money laundering and anti-terrorism financing laws.

See the headings “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in our most recent Annual Report on Form 10-K and under similar headings in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events that occur or circumstances that arise after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

USE OF PROCEEDS

Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. General corporate purposes may include, but are not limited to, increasing our liquidity, reducing or refinancing our indebtedness or the indebtedness of one or more of our subsidiaries, funding our operations, financing receivables, financing acquisitions and redeeming outstanding securities. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.

GENERAL DESCRIPTION OF SECURITIES

We or a selling securityholder may under this prospectus offer debt securities; common stock; preferred stock; depositary shares; warrants to purchase debt securities, common stock or preferred stock; stock purchase contracts; stock purchase units; any combination of the foregoing, either individually or as units consisting of two or more securities; or hybrid securities consisting of a combination of features of any of the foregoing.

The following description of the terms of the securities we or a selling securityholder may offer under this prospectus sets forth some general terms and provisions of these securities. The particular terms of securities offered by us or a selling securityholder under this prospectus and the extent, if any, to which the general terms set forth in this prospectus do not apply to those securities will be described in one or more prospectus supplements. In addition, if we or a selling securityholder offer two or more securities as units, the terms of the units will be described in one or more prospectus supplements. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. The senior debt securities will be issued in one or more series under the indenture, dated as of August 11, 2014, between us and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “senior indenture”), a copy of which is incorporated by reference as an exhibit to the registration statement to which this prospectus relates. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into between us and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “subordinated indenture”), the form of which is attached as an exhibit to the registration statement to which this prospectus relates.

The senior debt securities and the subordinated debt securities are referred to in this prospectus individually as a “debt security” and collectively as the “debt securities.” The senior indenture and the subordinated indenture are each referred to in this prospectus individually as an “indenture” and collectively as the “indentures.”

Each indenture is subject to any amendments or supplements we may enter into from time to time as permitted under that indenture. We will file any amendments or supplements to an indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement to which this prospectus relates. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the debt securities and the indentures. The descriptions set forth in this prospectus do not restate the indentures and do not contain all the information you may find useful. We urge you to read the indentures because they, and not the summary set forth in this prospectus or contained in any applicable prospectus supplement, define your rights as a holder of the debt securities. Whenever we refer to particular sections of or defined terms in an indenture, those sections and definitions are incorporated by reference. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Synchrony” and the “Company” refer solely to SYNCHRONY FINANCIAL and not to any of our subsidiaries.

General

We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•

whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, any specific subordination provisions applicable thereto not otherwise set forth in this prospectus;

•	whether the debt securities will be convertible into or exchangeable for our common stock or other securities and the terms and conditions governing such exchange or conversion;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;

•

the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which that interest shall accrue, the interest payment dates on which that interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	if other than the U.S. dollars, the currency of the debt securities of the series and the currency in which payments on the debt securities of the series shall be payable;

•

if applicable, the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•

if applicable, our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•

any events of default, if different from the existing events of default under the indentures and described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under an indenture;

•

any addition to, or modification of, any covenants set forth in the applicable indenture with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

Unless otherwise specified in any applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully-registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”).

Neither indenture limits the aggregate amount of debt securities that we may issue. We may issue debt securities under either indenture up to the aggregate principal amount authorized by our board of directors from time to time. In addition, neither indenture limits our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen that series of debt securities and issue additional debt securities of that series having the same ranking and the same interest rate, maturity and other terms as the debt securities of that series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, will constitute a single series of debt securities under the applicable indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which those additional debt securities would be a part.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the Borough of Manhattan, The City of New York where we will pay the principal of, and any premium and interest on, the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the office of the trustee located at 240 Greenwich Street, New York, New York 10286 for this purpose.

Ranking

We are a holding company and conduct substantially all of our operations through our subsidiaries. However, the debt securities will be obligations exclusively of Synchrony and will not be guaranteed by any of our subsidiaries. As a result, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including depositors of the Bank) and our securitization entities will be paid from their assets before holders of the debt securities would have any claims to those assets.

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay the principal of, and any premium and interest on, the debt securities. Our subsidiaries have no obligation to pay any amounts due on the debt securities.

Senior Debt Securities

Unless otherwise specified in any applicable prospectus supplement, each series of senior debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to that series of senior debt securities.

Subordinated Debt Securities

Unless otherwise specified in any applicable prospectus supplement, each series of subordinated debt securities will be our direct, unsecured obligations and will rank junior in right of payment to all of our existing and future unsubordinated obligations.

In the event of any bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank), whether voluntarily or involuntarily, or in bankruptcy, insolvency, reorganization, receivership or other proceedings involving us or the Bank (or any successor to the Bank), then and in any such event the holders of senior obligations (including holders of any senior debt securities) will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior obligations, or provision made for such payment in cash, before the holders of subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, subordinated debt securities. To that end, the holders of senior obligations will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, which may be payable or deliverable in respect of the subordinated debt securities in the event of any bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank), whether voluntarily or involuntary, or in bankruptcy, insolvency, reorganization, receivership or other proceedings involving us or the Bank (or any successor to the Bank), whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of the subordinated debt securities. By reason of such subordination, in the event of any bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank), whether voluntarily or involuntary, or in bankruptcy, insolvency, reorganization, receivership or other proceedings involving us or the Bank (or any successor to the Bank), holders of senior obligations and holders of our other obligations that are not subordinated to senior obligations may recover more, ratably, than the holders of the subordinated debt securities.

Subject to the payment in full of all senior obligations, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior obligations to receive payments or distributions of cash, property or securities from us applicable to those senior obligations by virtue of that subordination until the principal of, and any premium and interest on, the subordinated debt securities have been paid in full.

No payment of principal (including any redemption or sinking fund payments) of, and any premium or interest on, the subordinated debt securities may be made (1) in the event and during the continuation of any default by us in the payment of principal, premium, interest or any other amount due on any senior obligations or (2) if the maturity of any senior obligations has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional senior obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute senior obligations under the subordinated indenture.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of the subordinated debt securities, may be changed prior to such issuance. Any such change would be described in an applicable prospectus supplement.

Certain Covenants

Set forth below are summaries of certain covenants in the indentures that apply to us, unless otherwise provided in an applicable prospectus supplement. However, the indentures do not significantly limit our operations. In particular, the indentures do not:

•	limit the amount or frequency of dividends that we can pay;

•	limit the amount of debt securities that we may issue from time to time;

•	limit the number of series of debt securities that we may issue from time to time;

•	limit or otherwise restrict the amount of debt which we or our subsidiaries may incur or the number or amount of securities that we may issue; or

•

contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly-leveraged transactions or similar transactions involving us or our subsidiaries.

Limitation on Disposition of Voting Stock of the Bank

The senior indenture contains a covenant limiting our ability to dispose of the Voting Stock (as defined below) of a Bank Subsidiary (as defined below). This covenant generally provides that, except as permitted as described under “—Consolidation, Merger and Sale of Assets” in this prospectus, as long as any series of the senior debt securities are outstanding:

•

neither we nor any of our subsidiaries will sell, assign, transfer or otherwise dispose of any shares of Voting Stock of a Bank Subsidiary, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Bank Subsidiary, and we will not permit any Bank Subsidiary to issue any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Bank Subsidiary, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of that Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, such Bank Subsidiary would cease to be a “controlled subsidiary” (as defined below); and

•

we will not permit any Bank Subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets to any person except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary.

A “Bank Subsidiary” is the Bank, any successor to the Bank, or any subsidiary of ours that owns, directly or indirectly, any Voting Stock of the Bank or any successor to the Bank.

A “controlled subsidiary” is a subsidiary of ours in respect of which at least 80% of the outstanding shares of the Voting Stock of that subsidiary is at the time owned by us, by one or more of our subsidiaries or by us and one or more of our controlled subsidiaries.

“Voting Stock” of any specified person as of any date means the capital stock of that person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of that person; provided that, for the purposes hereof, capital stock which carries only the right to vote conditionally upon the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The limitations described above do not apply to transactions required by law, rule, regulation, direction or order of any governmental agency or authority. In addition, for the avoidance of doubt, the limitations described in the second bullet point above will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

The subordinated indenture does not contain the limitation described above or any other limitation on the disposition of Voting Stock of a Bank Subsidiary.

Limitation on Creation of Liens

The senior indenture contains a covenant limiting our ability to create liens on the Voting Stock of a Bank Subsidiary. This covenant generally provides that, as long as any series of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon any shares of Voting Stock of a Bank Subsidiary, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, any shares of Voting Stock of a Bank Subsidiary, in each case to secure indebtedness for borrowed money, if, treating that pledge, encumbrance or lien as a transfer of the shares of Voting Stock of that Bank Subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of that Bank Subsidiary to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of that Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), that Bank Subsidiary would cease to be a controlled subsidiary (as defined above under “—Limitation on Disposition of Voting Stock of the Bank”), unless the senior debt securities are equally and ratably secured with any and all such indebtedness for so long as such indebtedness is so secured.

In addition, for the avoidance of doubt, the limitations described in the preceding paragraph do not apply to the incurrence of any pledge, encumbrance or lien upon loan receivables, on customary terms and in the ordinary course of business, in connection with our securitization financing facilities.

The subordinated indenture does not contain the limitation on liens described above or any other limitation on creation of liens.

Consolidation, Merger and Sale of Assets

Each indenture provides that we will not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•

either we are the continuing person or the successor person is a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia that pursuant to a supplemental indenture to the applicable indenture expressly assumes all of our obligations under the applicable indenture and the debt securities issued and outstanding thereunder; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the applicable indenture and the debt securities issued and outstanding thereunder;

•

immediately after that merger or consolidation, or that sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the applicable indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, sale, conveyance, transfer or other disposition and that supplemental indenture (if any) comply with the applicable indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for us, with the same effect as if it or they had been named in the applicable indenture as us and we shall be relieved of any further obligations under such indenture and under the debt securities issued and outstanding thereunder and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this section will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

Reports

Under the indentures, we are required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and other reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time those documents are filed via the EDGAR system or that successor procedure. Delivery of those reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indentures.

Events of Default

Senior Debt Securities

Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the senior indenture with respect to any series of senior debt securities:

•	default in the payment of any installment of interest on that series of senior debt securities when due and payable, and the continuance of that default for 30 days;

•	default in the payment of the principal of, or any premium on, that series of senior debt securities when due and payable (whether at maturity, upon redemption or otherwise);

•	default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the senior debt securities of that series;

•

failure to observe or perform any other covenants or agreements in the senior indenture in respect of the senior debt securities of that series, which failure continues for 60 days after written notice to us, requiring us to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of that series of senior debt securities as provided in the senior indenture;

•

any indebtedness of ours or the Bank (or any successor to the Bank) for borrowed money is accelerated by its terms if the aggregate principal amount of that indebtedness which has been so accelerated exceeds $100 million and the acceleration is not rescinded or annulled within 15 days after written notice from the trustee or the holders of at least 25% of the outstanding principal amount of that series of senior debt securities as provided in the senior indenture; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of that other indebtedness is remedied, cured or waived; and

•	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank).

Subordinated Debt Securities

An event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur only upon the occurrence of certain events relating to the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank). There will be no “event of default,” and holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities, in the case of a default in the performance of any covenant or obligation with respect to the subordinated debt securities, including a default in the payment of principal of, and any premium or interest on, such subordinated debt securities.

Remedies

If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank) occurs, the principal amount of all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee.

Acceleration of Senior Debt Securities; Waiver of Defaults

If any other event of default with respect to a series of senior debt securities occurs, the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of the senior debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon any such declaration, the principal amount of that series of senior debt securities will become immediately due and payable.

However, at any time after a declaration declaring the principal amount of a series of senior debt securities to be due and payable immediately has been made or any series of senior debt securities shall have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series of senior debt securities may, subject to conditions specified in the indentures, rescind and annul that declaration or acceleration and its consequences.

Acceleration of Subordinated Debt Securities

As discussed above, payment of the principal amount of any series of subordinated debt securities shall be accelerated automatically in the case of certain events relating to the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank). Payment of the principal amount of any series of subordinated debt securities, however, may not be accelerated if we default in the performance of any covenant or obligation with respect to those subordinated debt securities, including a default in the payment of principal of, and any premium or interest on, those subordinated debt securities.

Indemnification of the Trustee for Actions Taken on Your Behalf

Subject to the provisions of each indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the applicable indenture, the holders of a majority in principal amount of outstanding debt securities of any series issued under that indenture have the right to direct the time, method and place of conducting any proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and each indenture permits the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines that withholding of such notices to be in the interests of the holders.

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in each indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities you hold. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered to the trustee such reasonable indemnity as it may require, to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, and any premium or interest on, the debt securities you hold at the place, time, rates and in the currency expressed in the applicable indenture and the debt securities you hold and to institute a suit for the enforcement of that payment.

Modification of Indentures

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture with respect to one or more series of debt securities issued thereunder with the consent of holders of a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment to:

•	change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•

in the case of the subordinated indenture, modify the provisions of the subordinated indenture with respect to the subordination provisions in a manner materially adverse to the holders of the subordinated debt securities;

•	adversely affect the right of any holder of the debt securities to convert or exchange any debt security into or for our common stock or other securities in accordance with the terms of such security;

•	reduce the rate of or extend the time for payment of interest, if any, on any debt security or alter the manner of calculation of interest payable on any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	make the principal of, and any premium or interest on, any debt security payable in a different currency;

•

reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	change any place of payment where the debt securities or interest thereon is payable;

•	modify the interest rate reset provision of any debt security;

•

impair the right of any holder of the debt securities to receive payment of the principal of, and any premium or interest on, any debt securities on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•

modify provisions of the indentures relating to waiver of defaults or amendment of the indentures, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of that series, and the holders of other series of debt securities shall not have any voting rights with respect to those matters as they relate to the debt securities of that series.

In addition, we and the trustee with respect to each indenture may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•

to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the applicable indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “—Consolidation, Merger and Sale of Assets” in this prospectus, and that the successor or successors assume our covenants, agreements and obligations in the applicable indenture and in the debt securities issued thereunder;

•

to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of those debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the applicable indenture;

•	to establish the forms or terms of debt securities of any series;

•

to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the applicable indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the applicable indenture to the description of the debt securities contained in this prospectus or any applicable prospectus supplement or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of that series of debt securities;

•	to modify or amend the applicable indenture to permit the qualification of the indentures or any supplemental indentures under the Trust Indenture Act as then in effect;

•	to provide for the issuance of additional debt securities of any series;

•

to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the applicable indenture in definitive certificated form in the circumstances permitted by the terms of the applicable indenture and those debt securities, and to make all appropriate changes to the applicable indenture for that purpose;

•

to add to, change or eliminate any of the provisions of the supplemental indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indentures or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indentures are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indentures

We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described under “—Certain Covenants” in this prospectus and under such other covenants for that series as may be established in the future in accordance with the terms of the applicable indenture and to provide that any event of default expressed to be subject to covenant defeasance under the applicable indenture shall no longer constitute an event of default under the applicable indenture with respect to that series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of that series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, we have the right at any time to terminate all of our obligations under an indenture with respect to any series of debt securities issued thereunder, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, and any premium or interest on, that series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain registrars and paying agents in respect of the debt securities, to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the applicable indenture.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to those debt securities will be described in an applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and any premium or interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to those debt securities and that index or formula and securities or commodities will be described in an applicable prospectus supplement.

Foreign Currencies

If the principal of, and any premium or interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to those debt securities and that currency will be described in an applicable prospectus supplement.

Satisfaction and Discharge

An indenture will generally cease to be of any further effect with respect to any series of debt securities issued thereunder, if:

•

either (i) we have delivered to the trustee for cancellation all outstanding debt securities of that series (with certain limited exceptions), or (ii) all of the outstanding debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of that series; and

•	if, in either case, we also pay or cause to be paid all other sums then payable under the applicable indenture by us.

Any monies and U.S. government obligations deposited with the trustee for payment of principal of, and any premium or interest on, the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of that series for two years after the date upon which the principal of, and any premium or interest on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holders of the debt securities of that series may look only to us for payment thereof.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those debt securities owned by us or any other obligor of the applicable debt securities or any person directly or indirectly controlled by or under direct or indirect common control with us or any other obligor of the applicable debt securities, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities of a particular series have given or taken any demand, direction, consent or other action under the indentures as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under an indenture entitled to vote or consent (or to revoke any vote or consent) to any action under that indenture, in the manner and subject to the limitations provided in that indenture.

Resignation and Removal of a Trustee

The trustee may resign with respect to an indenture at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series issued and outstanding under the applicable indenture.

No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indentures.

Governing Law

The senior indenture is, and the subordinated indenture and any debt securities issued under either indenture, and any claim, controversy or dispute arising under or related to the indentures and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

Unless otherwise indicated in an applicable prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the debt securities. Unless otherwise indicated in an applicable prospectus supplement, each series of debt securities will be issued as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully-registered global security certificates, representing the total aggregate principal amount of each series of the debt securities, will be issued with respect to each series of the debt securities and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities so long as the debt securities are represented by global security certificates.

Investors may elect to hold interests in the global debt securities through either DTC in the United States or Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (the

“Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

The information in this section concerning the depositary, its book-entry system, Clearstream and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

The Euroclear System

The Euroclear System has advised us that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to each series of debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

Definitive Certificate Form

We will issue debt securities in definitive certificated form in exchange for global securities if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the applicable series of debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of that failure to be registered;

•

we determine at any time that the applicable series of debt securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•

any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the applicable series of debt securities, and that exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under that series of debt securities.

Any global debt security, or portion thereof, that is exchangeable pursuant to the foregoing paragraph will be exchangeable for debt security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the debt securities and the indentures. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the debt securities represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any debt securities represented by these certificates for any purpose under the debt securities or the indentures.

All payments on the debt securities represented by the global security certificates and all transfers and deliveries of related debt securities will be made to the depositary or its nominee, as the case may be, as the holder of the debt securities.

Global Security Certificates

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

Global Clearance and Settlement Procedures

Unless otherwise indicated in an applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our amended and restated certificate of incorporation (our “certificate of incorporation”) and amended and restated bylaws (our “bylaws”). You should read the full text of our certificate of incorporation and bylaws, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

References in this section to “we,” “us” and “our” refer to SYNCHRONY FINANCIAL and not to any of its subsidiaries.

General

Under our certificate of incorporation, we have authority to issue (i) 4,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 300,000,000 shares of preferred stock, par value $0.001 per share. As of July 18, 2022, we had 481,759,025 shares of common stock outstanding, and 750,000 shares of Series A preferred stock issued.

Common Stock

Voting Rights

Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive, on a pro rata basis, such dividends and distributions, if any, as may be lawfully declared from time to time by our board of directors. Declaration and payment of dividends are subject to the discretion of our board of directors.

Other Rights

Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment of the full amounts necessary to satisfy any preferential or participating rights to which the holders of any outstanding series of preferred stock are entitled by the express terms of such series.

Listing

Our common stock has been authorized for listing on the New York Stock Exchange under the symbol “SYF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	the designation of the series;

•	the number of shares constituting the series;

•	dividend rights;

•	conversion or exchange rights; and

•	the terms of redemption and liquidation preferences.

Anti-Takeover Effects of Provisions of the DGCL, Federal Reserve Board Regulations and Our Certificate of Incorporation and Bylaws

The DGCL, Federal Reserve Board regulations and our certificate of incorporation and bylaws contain provisions that may delay, deter, prevent or render more difficult a takeover attempt that our stockholders might consider to be in their best interests. Even in the absence of a takeover attempt, these provisions may also adversely affect the prevailing market price for our common stock if they are viewed as limiting the liquidity of our common stock or discouraging takeover attempts in the future.

Federal Reserve Board Requirements

Under Federal Reserve Board regulations, takeover attempts, business combinations and certain acquisitions of our common stock may require the prior approval of or notice to the Federal Reserve Board. If an entity seeks to acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, acquire control of the election or appointment of a majority of the directors on our board of directors, or exercise a controlling influence over our management or policies, it would be required to obtain the prior approval of the Federal Reserve Board. An existing bank holding company generally would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting stock. In addition, under other Federal Reserve Board regulations, if any individual or entity seeks to acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, the individual or entity generally is required to provide 60 days’ prior notice to the Federal Reserve Board. An individual or entity is presumed to control us, and therefore generally required to provide 60 days’ prior notice to the Federal Reserve Board, if the individual or entity acquires 10% or more of any class of our voting stock, although the individual or entity may seek to rebut the presumption of control based on the facts.

Authorized but Unissued Common and Preferred Stock

The existence of authorized and unissued common and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell common stock they own at prices higher than prevailing market prices.

Board of Directors

Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, any director or the entire board of directors may be removed at any time with or without cause by the affirmative vote of the holders of a majority in voting power of our outstanding common stock entitled to vote thereon.

Stockholder Action

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable preferred stock designation.

Our certificate of incorporation also provides that, except as required by law and subject to the rights of any holders of preferred stock, special meetings of our stockholders for any purpose or purposes may be called only (i) by or at the direction of our board of directors, any committee of our board of directors, our Chairman of the board of directors or our Chief Executive Officer or (ii) by our corporate secretary upon the written request of holders of a majority of our issued and outstanding common stock. No business other than that stated in the notice will be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Requirements for Nominations of Directors or Other Stockholder Proposals

Our bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a matter brought under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to our corporate secretary, in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, or in the case of a special meeting, to be timely, a stockholder’s notice must be received by our corporate secretary not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

•	the name and record address of the stockholder and the beneficial owner;

•	information as to the ownership by the stockholder and the beneficial owner of our capital stock, derivative instruments, short positions and related information;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

•

a representation whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination or proposal.

As to each person whom the stockholder proposes to nominate for election as a director, the notice shall include, among other information, the following:

•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election contest, or otherwise required, pursuant to the Exchange Act;

•	the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made;

•

the person’s written representation and agreement that: (i) except as has been disclosed to us, such person is not and will not become a party to any voting commitment or compensation, reimbursement or indemnification arrangement in connection with service as a director and (ii) such person would, if elected as a director, comply with all of our corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to our directors; and

•	such other information as required under our bylaws.

As to any other business that the stockholder proposes to bring before the meeting, the notice shall include, among other information, the following:

•

a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions or bylaw amendment proposed for consideration), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made; and

•

a description of all agreements, arrangements and understandings between the stockholder and beneficial owner and any other person or persons acting in concert with them in connection with the proposal.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee to us or our stockholders, (iii) any action asserting a claim pursuant to the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine. Our certificate of incorporation further provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to this provision. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL as it now reads, such limitation of liability is not permitted:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us, or has or had agreed to become a director of us, or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Our certificate of incorporation also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director or officer of us under our certificate of incorporation in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to grant similar indemnification rights to our employees or agents and our bylaws authorize us to maintain insurance on behalf of any person who is an officer, director, employee or agent.

Delaware Business Combination Statute

Our certificate of incorporation does not exempt us from the application of Section 203 of the DGCL.

Section 203 of the DGCL provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation from the corporation, with the corporation for a three-year period following the time that such stockholder became an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203 of the DGCL, an interested stockholder is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant deposit agreement and depositary receipts, which will be filed with the SEC. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in any applicable prospectus supplement.

An applicable prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in an applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant warrant agreements, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates (the “Stock Purchase Contracts”). The price per share of shares of our common stock or preferred stock and number of shares of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

An applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or, if applicable, a selling securityholder, may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. An applicable prospectus supplement will describe the terms of the offering of the applicable securities and the method of distribution of those securities, including the following information, if applicable:

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in an applicable prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to which this prospectus relates to the public through an underwriting syndicate or through a single underwriter.

Unless any applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless an applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in an applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In an applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in an applicable prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in an applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in an applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in an applicable prospectus supplement. An applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless any applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to apply to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in those securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the offered securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates, which may include short sales of the securities by counterparties or option, forward or other types of transactions that require delivery of securities to a counterparty, who may resell or transfer the securities offered under this prospectus.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any such underwriters and distribution participants may be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Selling Securityholder

A selling securityholder may use this prospectus in connection with the offering of our securities for resale. An applicable prospectus supplement will identify the selling securityholder and the terms of the securities offered for resale. A selling securityholder may be deemed to be an underwriter in connection with the securities it resells and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. A selling securityholder will receive all the proceeds, and we will not receive any proceeds, from resales by that selling securityholder.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements for SYNCHRONY FINANCIAL and its subsidiaries at December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

% Fixed-to-Floating Rate Senior Notes due

Prospectus Supplement

July , 2024

Joint Book-Running Managers

Barclays

BofA Securities

Mizuho